Exhibit 24

POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Jaime Chase and Jason Minio, signing individually, the undersigned's true and lawful attorneys-in fact and agents to:

	(1)	Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC"), Forms 3, 4 and
5 and Schedules 13D and 13G (including amendments thereto and joint filing agreements in connection therewith) in accordance with Sections 13 and 16 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, in the undersigned's capacity as a director or beneficial owner of more than 10% of a registered class of securities of Palantir Technologies Inc.
(the "Company");

	(2)	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Forms 3, 4 or 5 or
Schedules 13D and 13G (including amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority; and

	(3)	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 or Schedules 13D and 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, or (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in fact

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date:  September 10th, 2020

SOMPO Holdings, Inc.
/s/ Shinji Tsuji
Shinji Tsuji, COO, CBO, Director, Deputy President and Representative Executive Officer